Exhibit 5.1

June 24, 2026

SINTX Technologies, Inc.

1885 West 2100 South

Salt Lake City, UT 84119

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SINTX Technologies, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer for resale of an aggregate of 5,819,323 shares of our common stock, par value $0.01 per share (the “Common Stock”), issued by us in connection with a private placement of (x) 1,882,846 units consisting of (i) 1,882,846 shares of our common stock (the “Common Shares”); (ii) 1,882,846 shares (the “Class A Warrant Shares”) issuable upon the exercise of Class A common stock purchase warrant to purchase shares of our common stock held by selling stockholders (the “Class A Warrants”), and (iii) 1,882,846 shares (the “Class B Warrant Shares”) issuable upon the exercise of Class B common stock purchase warrant to purchase shares of our common stock held by selling stockholders (the “Class B Warrants”), (y) 78,212 shares of common stock issued to certain financial advisor (or its designees) as compensation for financial advisory and referral services rendered in connection with the Private Placement (as defined below) (the “Compensation Shares”), and (z) 92,573 shares (the “Placement Agent Warrant Shares” and together with the Class A Warrant Shares and the Class B Warrant Shares, the “Warrant Shares”) issuable upon the exercise of placement agent common stock purchase warrants to purchase shares of our common stock held by certain of the selling stockholders (the “Placement Agent Warrants” and together with the Class A Warrants and Class B Warrants, the “Warrants”). The Common Shares, Compensation Shares and Warrants were issued in a private placement (the “Private Placement”) pursuant to a securities purchase agreement dated June 2, 2026.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company, or that the consideration paid upon exercise of the Warrants is below the par value per share of the Common Stock.

Based on the foregoing, we are of the opinion that:

1.	The Shares are validly issued, fully paid and nonassessable.

2.	Upon due exercise of the Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Warrants, the Warrant Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

DPL/JBE